Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report: November 22, 2010

AXIS TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant As Specified in Its Charter)

Delaware	000-53350	26-1326434
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2055 So. Folsom Street
Lincoln, NE 68522
(Address of Principal Executive Offices, Including Zip Code)

(402) 476-6006
(Issuer’s  Telephone  Number,  Including  Area  Code)

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under and Off-balance Sheet Arrangement

Axis Technologies ("Axis") received an amended Notification of Disposition of Collateral from Gemini Strategies, LLC ("Gemini") informing Axis that the previously announced sale of the Note of the Security Agreement dated April 25, 2010 scheduled for sale on November 18 was rescheduled for Thursday, December 9, 2010 for failing to make full payment thereunder by July 1, 2010. The failure to pay principal and interest by July 1, 2010  constitutes an Event of Default under the Note and, thereore, a default under the security agreement. The balance due under the Note was $2,092,064.92 as of September 24, 2010. As earlier indicated, Axis is actively working with Gemini Strategies to attempt to cure this default, including obtaining financing from alternative sources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXIS TECHNOLOGIES GROUP, INC.

Date: November 22, 2010	By:	/s/ James Erickson
James Erickson
Chief Accounting Officer and
Principal Financial Officer